SMITH BARNEY TRAVELERS SERIES FUND INC.
                  May 1, 1997 through October 31, 1997
                              10f-3 Report


                                                        % of
               Trade                          Purchase  Fund   % of
Issuer          Date     Selling Dealer Shares Price   Assets Issue

Snyder Oil Corporation   6/5/97          NationsBanc    $200,000 $99.179
0.21%            2.85%
8.75% due 6/15/2007

Corestaff Inc.   8/11/97 DLJ               4,300   29   0.48   0.07